Exhibit 99.1

Selectica Delays Announcement of Fourth Quarter and Full Year Fiscal 2009 Financial Results

San Jose, CA – May 20, 2009 – Selectica (NASDAQ: SLTC), a leading provider of enterprise contract lifecycle management solutions and sales and product configuration, announced today that it is delaying the release of its fourth quarter and full year fiscal 2009 year-end results and its related conference call.

The company had previously announced that it expected to release its financial results and hold a conference call on May 21, 2009. Selectica anticipates releasing its financial results and holding a conference call in early June 2009, subject to the completion of the year-end review of its financial results. As a part of that process, the company is reviewing the accounting treatment related to the sale of its Indian subsidiary, and investors should no longer rely on the statements regarding the accounting for that transaction made in the company’s press release dated April 6, 2009.

About Selectica, Inc.

Selectica (NASDAQ: SLTC) provides Global 2000 companies with solutions that automate complex contract management and sales configuration processes. Selectica’s enterprise solutions streamline critical business functions including sales, procurement, and corporate governance, and enable companies to eliminate risk, increase revenue, and cut costs. Selectica customers represent leaders in manufacturing, technology, retail, healthcare, and telecommunications, including Bell Canada, Cisco, Covad Communications, Fujitsu, Hitachi, International Paper, ManTech, Levi Strauss & Co., Qwest Communications, Rockwell Automation, Tellabs, and 7-Eleven. For more information, visit www.selectica.com.

Forward Looking Statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica’s products and services; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-KSB, and other reports filed by the Company with the Securities and Exchange Commission.

Contact:

Scott Wilson, 415-785-7945, ir@selectica.com